Exhibit 2.4

Filed in the office of the
Secretary of State
of the State of Nevada
October 22, 1998
No. C5179-90

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                         MEDICAL ACCOUNTING & COMPUTERS


        The undersigned, being the President and the Secretary of Medical Accounting & Computers, a Nevada Corporation. hereby certify that by majority vote of the Board of Directors at a meeting held on 22nd October 1998, it was voted and adopted a resolution to amend the original Articles of Incorporation as follows:

        The undersigned further certify that ARTICLES ONE and FOUR of the original Articles of Incorporation filed on the 8th day of June 1990 herein is amended to read as follows:

        ARTICLE ONE, NAME is amended to read:

        The name of the Corporation shall be:

        "Motioncast Television Corporation of America".

        ARTICLE FOUR, CAPITAL STOCK is amended to read:

        The Corporation declare a 5 for 1 forward stock split to be effective October 25, 1998.

        The undersigned hereby certify that they have on this 22nd October 1998 executed this Certificate Amending that original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.



                                                   /s/ M. Zapara
                                                   ---------------------------
                                                   M. Zapara, President


                                                   /s/ Vivienne Furlong
                                                   ---------------------------
                                                   Vivienne Furlong, Secretary